UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2019

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (781) 370-5000

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 – Regulation FD

Item 7.01.
Regulation FD Disclosure.

Additional Information about the Assumptions underlying our Q3’19 and FY’19 Guidance

Our Q3’19 and FY’19 guidance includes the following general considerations:

●
Currencies have been volatile over the past year, and as a result we estimate that for the full-year FY’19, based upon current rates, FX is an approximate 200 bps headwind to our reported bookings and revenue growth for the full year. Currency movements since we last provided guidance on January 24, 2019 have negatively impacted our full year bookings guidance by $1.4 million.

●
As part of our go-to-market transformation, we had planned for a certain level of new IOT and AR sales capacity to support accelerating market demand. Given the extremely tight labor market, particularly within enterprise software, competition for top sales talent is extending recruitment times, which has put us a bit behind on our hiring plans by about 30 quota-carrying sales reps, and thereby modestly impacting our bookings plans for the back half of FY’19. However, we still forecast IoT bookings to grow at the high end of the 30-40% market growth rate.

●
At the beginning of the fiscal year we made the strategic decision to begin managing several more of our smaller mature businesses within our Productivity Zone. Businesses in the Productivity Zone are managed for profit growth instead of revenue and bookings growth given the dynamics of these markets. These are markets where we focus on providing great solutions for a set of targeted customers, verticals, and use cases, but our strategy is not for broader market penetration given the high growth IoT and AR market opportunity for PTC.

●
Our FY’19 bookings guidance growth range of 7% to 11% YoY CC assumes the following:

o
IoT (inclusive of AR), which comprised approximately 25% of our FY’18 bookings, are expected to be at or near the high-end of the estimated market growth rate of 30-40%.

o
CAD and Core PLM, which together comprised approximately 60% of our FY’18 bookings, are expected to grow in the 6-8% range YoY CC.

o
Our Productivity Zone businesses, which now include ALM and parts of SLM, which in total comprised a mid-teens percentage of our FY’18 bookings, are expected to be down about 35% YoY CC in FY’19. We had planned bookings in the Productivity Zone to be down materially in FY’19, as part of our portfolio management process. We now expect a larger decline of approximately $8 million. We now expect our Productivity Zone businesses will represent only a high-single digit percentage of our total FY’19 bookings.

o
Note that our second-half estimated growth rates approximate our first-half performance, where core CAD and PLM grew in the high single digits YoY CC, IoT, inclusive of AR, grew at the higher end of the 30-40% market growth rate YoY CC, and our Productivity Zone businesses declined just above the mid-30% range YoY CC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: April 29, 2019	By:	/s/ Catherine Gorecki
Catherine Gorecki
Senior Vice President, Corporate & Securities Counsel & Assistant Secretary